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                     VAN KAMPEN TRUST FOR INSURED MUNICIPALS
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        MAY 1, 2009 -- OCTOBER 31, 2009

                                                                       Amount
                                           Offering      Total           of         % of     % of
                      Purchase/             Price        Amount        Shares     Offering   Funds
      Security          Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
      Purchased          Date    Offering   Shares      Offering       By Fund    By Fund   Assets        Brokers           From
--------------------  ---------  --------  --------  --------------  ----------  ---------  ------  -------------------  ---------
  City of Detroit,     06/05/09      -      $114.23  $  304,870,000  $1,250,000    0.410%    0.69%  Goldman, Sachs &     Goldman
   Michigan Sewage                                                                                  Co., Barclays        Sachs
   Disposal System                                                                                  Capital, KeyBanc
                                                                                                    Capital Markets
                                                                                                    Inc., Siebert
                                                                                                    Brandford Shank &
                                                                                                    Co., LLC,
                                                                                                    Citigroup, Morgan
                                                                                                    Stanley & Co.
                                                                                                    Incorporated
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
    California St      10/30/09      -      $104.30  $2,935,615,000  $600,000      0.020%    0.31%  Barclays Capital,    Barclays
  Economic Recovery                                                                                 Blaylock Robert      Capital
 5.250% due 7/1/2021                                                                                Van, LLC,
                                                                                                    Duncan-Williams,
                                                                                                    Inc. Estrada
                                                                                                    Hinojosa & Company,
                                                                                                    Inc., Goldman,
                                                                                                    Sachs & Co., J.P.
                                                                                                    Morgan, Merchant
                                                                                                    Capital LLC, Morgan
                                                                                                    Keegan and Company,
                                                                                                    Inc., Oppenheimer &
                                                                                                    Co. Inc., Prager
                                                                                                    Sealy & Co., LLC,
                                                                                                    Raymond James &
                                                                                                    Associates, Inc.,
                                                                                                    Southwest
                                                                                                    Securities, Inc.,
                                                                                                    Wedbush Morgan
                                                                                                    Securities, Loop
                                                                                                    Capital Markets
                                                                                                    LLC, Brandis
                                                                                                    Tallman LLC, Edward
                                                                                                    D. Jones & Co., LP,
                                                                                                    Fidelity Capital
                                                                                                    Markets, Great
                                                                                                    Pacific Securities,
                                                                                                    Jackson Securities,
                                                                                                    Merrill Lynch &
                                                                                                    Co., Morgan Stanley
                                                                                                    & Co. Incorporated,
                                                                                                    Pershing LLC, R.W.
                                                                                                    Baird & Co., Ross,
                                                                                                    Sinclaire &
                                                                                                    Associates, LLC,
                                                                                                    Stern Brothers &
                                                                                                    Co., Wells Fargo
                                                                                                    Securities,
                                                                                                    Citigroup, City
                                                                                                    National
                                                                                                    Securities, Inc.,
                                                                                                    De La Rosa & Co.,
                                                                                                    George K Baum &
                                                                                                    Company, Gerbert J
                                                                                                    Sims & Co. Inc.,
                                                                                                    Jesup & Lamont
                                                                                                    Securities, Inc.,
                                                                                                    MFR Securities,
                                                                                                    Inc., O'Connor &
                                                                                                    Co.  Securities,
                                                                                                    Inc., Podesta &
                                                                                                    Co., Ramirez & Co.,
                                                                                                    Inc. S Hare
                                                                                                    Capital, Inc.,
                                                                                                    Stone &
                                                                                                    Youngerberg,
                                                                                                    Westhoff, Cone &
                                                                                                    Holmstedt
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